EXHIBIT 10.3

               Agreement for Sale and Purchase of Business Assets
               --------------------------------------------------

Hillsborough County, Florida                                       March 2, 1999

     MICHAEL FOUNDATION, LIMITED, a West Indies Corporation, hereinafter called "Seller", it's business address being in care of First Nevisian Corporate Services, Henville Building, Prince Charles Street, Charleston, Nevis, West Indies and PINECREST INVESTMENT GROUP, INC., a Florida Corporation, or its assigns, here in after called "Buyer", in consideration of the mutual promises in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree that Seller shall sell the following business assets to buyer and Buyer shall buy said business assets on the following terms and conditions.

     1. DESCRIPTION OF ASSETS:

     The Assets that Seller shall convey to Buyer at closing include all the rights of Seller to any and all proprietary information and technology necessary in the overall operation of a hydroponic herb and lettuce farm. The aforementioned information and technology shall include all hydroponic growth solution formulas, equipment and greenhouse specifications, crop and equipment maintenance plans and programs, and trade secrets.

     2. PURCHASE PRICE AND CONDITIONS:

          A. Purchase Price:
             1.  2,185,000 Shares of Restricted Common stock
                 of Purchaser with a current estimated market
                 value of $ 1.50 per share.                        $ 3,277,500
                                                                   -----------

                      Total Purchase Price                         $ 3,277,500

     3. REPRESENTATIONS AND WARRANTIES OF SELLER:

     The Seller makes the following representations and warranties to Buyer, all of which shall expressly survive closing:

               a. That it is the owner of and has good and marketable title to the business assets, free and clear of all debts, liens and encumbrances.
               b. That the business is in compliance with all laws, rules and regulations of governmental authorities having jurisdiction over same, and that Seller warrants that there is no litigation or proceedings pending at closing against or relating to the business or its assets, and that Seller does not have reasonable grounds to know of any basis of any such action or governmental investigation relative to the Company, it's assets, properties or business.
               c. That seller has duly filed, or will file prior to closing, all Federal, State and local tax returns required to be filed by it and has paid, or will pay prior to closing, all Federal, State and local taxes for periods up to the date of sale. In the event that after closing a deficiency is determined for the period prior to closing, Seller shall be responsible for payment of said deficiency.
               d. That is all records and documentation exhibited to Buyer incident to this transaction were true and correct as to the matters set forth therein.
               e. That Seller shall indemnify and hold Buyer harmless from and against all liabilities, debts, claims, actions or causes or action, losses, damages and attorney's fees, now existing or that may hereafter or arise from or grow out of Seller's past operation and ownership of the assets.

     4. DEFAULT:

     If Seller refuses or fails to perform any of the convenants of this agreement, Buyer shall be entitled to any and all remedies they may have because of such default, including but limited to requiring specific performance or damages.

     5. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE:

     The obligation to Buyer to purchase the assets under this Agreement is subject to the satisfaction, at or before closing, of the following conditions:

               a. The Seller shall warrant at the time of closing that they know of no violations of any local, State or Federal statute, ordinances or regulations pertaining to the assets being sold including, but not limited to, the Occupational Safety and Health Act (OSHA), Division of Licensing, and Environmental Protection Act (EPA) by Seller. This provision shall survive the closing.
               b. That Buyer and Seller, or their respective representatives, shall approve all closing instruments as to form and substance, provided such approval shall not be withheld if in the form customarily used in Hillsborough County, Florida.
               c. That all-transferable licenses be transferred to Buyer at time of Closing.

     5. CLOSING:

     The closing of this sale shall take place on or before thirty (30) days from full execution of this Agreement by all parties hereto.

     6. DATE OF AGREEMENT:

     The date of the last signature affixed to this Agreement shall be the effective date of this document.

     7. PERSONS BOUND:

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, and successors. Upon notification of any claim arising from the breach of a warranty contained herein, Buyer shall promptly notify the Seller and Seller shall either pay or contest such claim by appropriate judicial process.

     8. This agreement and subsequent closing documents shall be wholly assignable by Buyer to a Third Party.

     9. ATTORNEY'S FEES:

     The parties agree that in the event either party is required to institute legal action against the other, then the prevailing party in such litigation shall be entitled to be reimbursed from the non-prevailing party for all costs plus a reasonable attorney's fee.

     10. SURVIVAL OF AGREEMENT:

     The parties agree that this Agreement shall survive the closing hereunder.




WITNESSES:                                    SELLER:

----------------------------                  MICHAEL FOUNDATION, LIMITED

                                              By:  /s/  Richard Smith
----------------------------                       -----------------------------
                                                   Richard Smith, Director/CEO


WITNESSES:                                    BUYER:

/s/  Sheryl Savadore
----------------------------                  PINECREST INVESTMENT GROUP, INC.

/s/  Ricky A. Howe                            By:  /s/  David B. Howe
----------------------------                       -----------------------------
                                                   David B. Howe, President